Exhibit 77(q1)

Exhibits

(d)(1)   Side Agreement dated April 4, 2012 with respect to the Amended and Restated Expense Limitation Agreement between ING Investments, LLC and ING Strategic Allocation Portfolios, Inc. amended and restated April 1, 2005 -- Filed as an Exhibit to Post-Effective Amendment No. 42 to the Registrant’s Form N-1A Registration Statement on April 26, 2012 and incorporated herein by reference.